SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-STANDARD MOTOR PRDCT

                    GAMCO INVESTORS, INC.
                                 5/31/00            2,000-            9.6250
                                 5/30/00              300-           10.0625
                                 5/19/00            4,000-            9.5000
                                 5/18/00            1,000-            9.3250
                                 5/17/00            5,000             9.0625
                                 5/16/00              500             9.1250
                                 5/15/00            1,500             9.0625
                                 5/15/00            1,000-            9.0625
                                 5/12/00            1,000             8.8750
                                 5/12/00            4,000-            8.8750
                                 5/10/00            1,000-            9.8125
                                 4/24/00            1,000-           11.1875
                                 4/20/00            1,000-           11.6625
                                 4/19/00            5,000            12.1120
                                 4/17/00            2,000            12.2500
                                 4/13/00            1,000            12.5625
                                 4/12/00            1,300-           12.7788
                                 4/07/00            3,000            13.8750
                                 4/04/00              500-           15.5000
                                 4/03/00            1,500-           15.0000
                                 3/31/00              100            15.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.














                                               SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          CONVERTIBLE NOTES- STANDARD MOTOR CV

          GABELLI FUNDS, LLC.
                         GABELLI EQUITY INCOME FUND
                                 5/18/00              400            34.9625
                                 4/26/00               50            62.2500
                                 4/25/00               30            63.0000
                         GABELLI ASSET FUND
                                 5/04/00              200            63.8125












          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.